CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Jurak, the Chief Executive Officer and principal financial officer of Jurak Corporation World Wide, Inc. (the “Company”) in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, the Company’s Amendment No. 1 to the Annual Report on Form 10-KSB for the period ended May 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 16, 2005	Signed: /s/ Anthony Jurak

Name: Anthony Jurak
Title: Chief Executive Officer and principal financial officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act 2002 and is not being filed as part of the Form 10-KSB or as separate desclosure documents. A signed original of this written statement has been provided to Jurak Corporation World Wide, Inc. and will be retained by Jurak Corporation World Wide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.